UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2022

Petco Health and Wellness Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware		81-1005932
(State or Other Jurisdiction of Incorporation)	001-39878 (Commission File Number)	(IRS Employer Identification No.)

10850 Via Frontera San Diego, California 92127
(Address of Principal Executive Offices)

(858) 453-7845

(Registrant’s Telephone Number, Including Area Code)

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	WOOF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K filed on August 9, 2022 (the “Report”) by Petco Health and Wellness Company, Inc. (the “Company”) to add the information described herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2022, the Company filed the Report to disclose that Mr. Michael Nuzzo left the Company, effective as of August 13, 2022. This Current Report on Form 8-K/A hereby amends the Report to disclose that on August 30, 2022, in connection with his separation from the Company, Mr. Nuzzo entered into a separation agreement and general release of claims (the “Agreement”) with Petco Animal Supplies Stores, Inc., an indirect wholly owned subsidiary of the Company, and Scooby LP. In consideration for a general release of claims and certain other covenants, the Agreement provides Mr. Nuzzo with the following separation payments and benefits: (i) a lump sum cash payment of $1,318,015, representing 18 months of Mr. Nuzzo’s base salary, 18 months of group health plan continuation premiums, and 50% of Mr. Nuzzo’s target fiscal 2022 bonus; (ii) accelerated vesting of 2,472,055 Common Series C Units in Scooby LP; and (iii) a waiver by Scooby LP of its call right with respect to Mr. Nuzzo’s Common Series C Units and Common Series B Units in Scooby LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petco Health and Wellness Company, Inc.

Date: September 2, 2022	By:	/s/ Brian LaRose
	Name:	Brian LaRose
	Title:	Chief Financial Officer